UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commission File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite A, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 6, 2005, CallWave, Inc., Santa Barbara, California (“CallWave”), was served with a complaint by Catch Curve, Inc. (“Catch Curve”) alleging that CallWave infringes the claims of U.S. Patent No. 6,785,021, or the ‘021 Patent, U.S. Patent No. 6,643,034, or the ‘034 Patent, U.S. Patent No. 5,291,302, or the ‘302 Patent, and U.S. Patent No. 4,994,926, or the ‘926 Patent, each entitled “Facsimile Telecommunications System and Method.” CallWave has reviewed the claims of the ‘021 Patent, the ‘034 Patent, the ‘302 Patent, and the ‘926 Patent, discussed them with intellectual property counsel, and believes that CallWave does not infringe any of the claims of any of the above Patents. CallWave has received a written opinion from intellectual property counsel that CallWave does not infringe the claims of the ‘021 Patent, the ‘034 Patent, the ‘302 Patent, or the ‘926 Patent. However, the scope of the litigation may be expanded over time, and the outcome of any litigation is inherently uncertain. CallWave anticipates that Catch Curve will continue to pursue litigation with respect to its claims, and CallWave can offer no assurance that its present operations or past operations will not be determined to infringe or to have infringed these patents.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC.,

Date: July 12, 2005	By:	/s/ David F. Hofstatter
David F. Hofstatter
President and Chief Executive Officer

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